Exhibit 99.1

NEWS ANNOUNCEMENT

CONTACT:
Justin Sebastiano	Joseph N. Jaffoni, Richard Land
Senior VP, Finance & Treasurer	JCIR
610-373-2400	212-835-8500 or penn@jcir.com

FOR IMMEDIATE RELEASE

Penn National Gaming Closes Offering of 4.125% Senior Notes Due 2029

Wyomissing, PA (July 1, 2021) - Penn National Gaming, Inc. (Nasdaq: PENN) (“Penn National” or the “Company”) announced today that it has completed its previously announced private offering of $400 million aggregate principal amount of 4.125% senior notes due 2029. The notes were issued at par. The notes are unsubordinated, unsecured obligations of Penn National and are not guaranteed. Penn National intends to use the proceeds of the offering for general corporate purposes.

The notes were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and they may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the notes were offered and sold only (A) to persons reasonably believed to be qualified institutional buyers in compliance with Rule 144A under the Securities Act and (B) outside the United States to persons other than U.S. persons in compliance with Regulation S under the Securities Act. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Penn National Gaming

With the nation's largest and most diversified regional gaming footprint, including 41 properties across 19 states, Penn National continues to evolve into a highly innovative omni-channel provider of retail and online gaming, live racing and sports betting entertainment. The Company's properties feature approximately 50,000 gaming machines, 1,300 table games and 8,800 hotel rooms, and operate under various well-known brands, including Hollywood, Ameristar, and L'Auberge. Our wholly-owned interactive division, Penn Interactive Ventures, LLC, operates retail sports betting across the Company's portfolio, as well as online social casino, bingo, and iCasino products. In February 2020, Penn National entered into a strategic partnership with Barstool Sports, Inc. (“Barstool”) whereby Barstool will exclusively promote the Company's land-based and online casinos and sports betting products, including the Barstool Sportsbook mobile app, to its national audience. The Company's omni-channel approach is bolstered by the mychoice loyalty program, which rewards and recognizes its over 24 million members for their loyalty to both retail and online gaming and sports betting products with the most dynamic set of offerings, experiences, and service levels in the industry.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “goal,” “seeks,” “may,” “will,” “should,” or “anticipates” or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Specifically, forward looking statements include, but are not limited to statements regarding the offering of the notes. Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business.

In addition, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include but are not limited to those factors as discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the U.S. Securities and Exchange Commission. The Company does not intend to update publicly any forward-looking statements except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur and investors are cautioned not to place undue reliance on such preliminary estimates.